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                                                                 Exhibit 10(1).2

                                AMENDMENT NO. 1

                                      TO

                    PPL OFFICERS DEFERRED COMPENSATION PLAN

     WHEREAS, PPL Services Corporation ("PPL") has adopted the PPL Officers Deferred Compensation Plan ("Plan") effective July 1, 2000; and

     WHEREAS, the Plan was amended and restated effective July 1, 2000; and

     WHEREAS, PPL desires to further amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

 I.  Effective July 1, 2000, Article 10 is amended to read:

10. Termination or Amendment. Each Participating Company shall have the power to amend the Plan by or pursuant to action of its board of directors, but any such amendment to the Plan must be approved by PPL Services Corporation, and shall only apply to those Participants who are employees of the Participating Company authorizing the amendment. Any amendment that significantly affects the cost of the Plan or significantly alters the benefit design or eligibility requirements of the Plan shall be adopted by both PPL Services Corporation and any Participating Company whose employees are affected. In addition, the Employee Benefit Plan Board may adopt any amendment that does not significantly affect the cost of the Plan or significantly alter the benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on the Participating Company to which it applies. No termination or amendment shall (without Participant's consent) alter: a) Participant's right to payments of amounts previously credited to Participant's Account, which amounts shall continue to earn interest as provided

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     for herein as though termination or amendment had not been effected, b) the amount or times of payment of such amounts which have commenced prior to the effective date of such termination or amendment, or c) the rights set forth in paragraph 5 to designate beneficiaries in the event of Participant's death or alter Participant's right to monthly supplemental payments under paragraph 7; provided, however, that no such consent may accelerate the Participant's payments. Notwithstanding the foregoing, if PPL is liquidated, the EBPB shall have the right to determine the Total Amount Payable and any monthly supplemental payments payable under paragraph 7 to Participant, and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time (not beyond the time provided for herein) as the EBPB determines to be just and equitable. Any determinations made pursuant to the preceding sentence shall be consistent as to all Participants.

II. Except as provided for in this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF, this Amendment No. 1 is executed this _____ day of _____________________, 2000.

                                       PPL SERVICES CORPORATION


                                       By:___________________________________
                                           Charles P. Pinto
                                           Vice President - Human Resources

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